Exhibit 99.2

Recursion Announces $200 Million Oversubscribed Follow-On Offering, Clinical Data Updates, and Partnership Milestone
-Leading Healthcare Investors, including Adage, ARK, Driehaus, Invus, Janus Henderson Investors, Longaeva, and multiple prominent mutual funds invest $200 million in Recursion
-REC-4881 Phase 1b/2 Data Update: Deep, durable polyp burden reductions reproduced in the expanded adult FAP population (18+), with a 47% median reduction after 12 weeks of treatment and 85% maintaining reductions below baseline after 12 weeks off treatment. New upper GI data, addressing the area of greatest unmet medical need, demonstrated a 55% median reduction, with 92% of patients responding, two patients with ≥98% polyp burden reduction, and 92% maintaining reductions below baseline after 12 weeks off treatment. Registrational trial initiation targeted for 2H 2027, pending FDA discussions
-REC-1245 Phase 1 Data Update: Encouraging monotherapy activity with 2 confirmed partial responses in endometrial cancer, 1 unconfirmed response in liver cancer, and a 91.7% disease control rate (11/12) at doses ≥45 mg; 45 mg selected for expansion based on acceptable safety profile
-Partnership Update: Recursion announces Sanofi options potential first-in-class oral small molecule development candidate from their collaboration, designed to achieve a differentiated profile against a challenging dual target implicated in inflammatory disease
-Expected Cash Runway Extended into 2029, including proceeds from the concurrently announced offering

SALT LAKE CITY, UT, Oct. 15, 2026 (GLOBE NEWSWIRE) -- Recursion (Nasdaq: RXRX), a leading clinical-stage company pioneering AI-enabled drug discovery and development decoding biology to radically improve lives, today announced a $200 million underwritten offering of common stock with leading healthcare and institutional investors, including Adage, ARK, Driehaus, Invus, Janus Henderson Investors and other prominent mutual funds as well as business and clinical updates across its pipeline, including updated Phase 1b/2 data for REC-4881 in Familial Adenomatous Polyposis (FAP), promising early data in the Phase 1 DAHLIA trial for REC-1245, and a key milestone with Sanofi optioning a potential first-in-class immunology development candidate from their collaboration.
“Over the past 18 months, we've fundamentally transformed Recursion with a clear ambition: to repeatedly translate AI-driven discoveries into differentiated medicines for patients. And we're delivering. The proof points are stacking up — with REC-4881, we've demonstrated deep, durable reductions in precancerous polyps, particularly in the upper GI, where the unmet medical need is greatest, in a lifelong disease with no approved pharmacologic therapies. We're also seeing encouraging responses in heavily pretreated cancer patients with REC-1245, alongside continued validation of our platform through global pharma partnerships,” said Najat Khan, Ph.D., President and Chief Executive Officer of Recursion. “Importantly, these are independent proof points emerging from the same integrated engine. This financing strengthens our ability to build on that momentum, advance our highest-conviction programs, deliver on upcoming clinical milestones, and build long-term value with focus and discipline.”
Updates on our clinical programs are summarized below.

REC-4881 (in FAP) Phase 1b/2: Rapid and Durable Treatment Effect Across GI Tract, Polyp Reduction in Upper GI

FAP is a genetically defined driver of GI cancer, affecting >50,000 patients in the US and EU5 who face major surgeries and life-long surveillance with no approved therapies, representing a potential $15 billion opportunity, based on Company estimates. Among the approximately 35,000 post-colectomy patients, upper GI disease represents the highest unmet need in FAP, due to risks of bleeding and perforation from polyp removal, high complication rates from surgery, and higher cancer risk.

REC-4881, a potential first-in-class oral therapy granted FDA Orphan Drug and Fast Track designations, is designed to address both Wnt/β-catenin initiation and MAPK evolution pathways. The opportunity was identified through unbiased phenotypic screening on Recursion’s AI foundation models, which showed that MEK1/2 inhibition could potentially reverse the cellular effects of APC loss.

Topline data from the Phase 1b/2 TUPELO study of REC-4881 4 mg once daily, including the expanded adult (18+) FAP population (data cutoff: September 10, 2026):
-Total GI tract: After 12 weeks of treatment, 87% of patients (13 of 15) had reductions in total polyp burden, with a 47% median reduction
-1 in 3 patients (5 of 15) achieved a reduction of 65% or more
-At Week 25, after a 12-week off-treatment follow-up, 85% (11 of 13) were still below baseline
-Upper GI tract: After 12 weeks of treatment, 92% of patients had reductions in upper GI polyp burden
-Nearly half (6 of 13) achieved a reduction of 65% or more
-Two patients achieved a reduction of ≥98% polyp burden reduction in the upper GI
-50% (6 of 12) improved by at least one Spigelman stage at Week 13
-At Week 25, after a 12-week off-treatment follow-up, 92% (11 of 12) were still below baseline
-Favorable safety profile supports potential for chronic dosing: No TRAEs above Grade 3 were observed. Most patients (21 of 26; 80.8%) had TRAEs of Grade 2 or lower, consistent with MEK1/2 inhibition, including dermatitis acneiform, rash, CPK increase, diarrhea, and asymptomatic LVEF decrease. Grade 3 TRAEs occurred in 4 patients. Four patients discontinued due to AEs, none because of a Grade 3 TRAE.

The Company anticipates initiating a registrational trial in the second half of 2027, pending the outcome of ongoing FDA discussions, and will provide additional details later this year.

Additional REC-4881 Phase 1b/2 data as of September 10, 2026 will be presented at the Collaborative Group of the Americas on Inherited Gastrointestinal Cancer (CGA-IGC) Annual Meeting on Monday, November 2.

REC-1245 Phase 1 Update: Monotherapy Partial Responses Observed and Expansion Dose for Cohorts, including Endometrial Cancer, Selected

REC-1245 is a potential first-in-class oral molecular glue designed to exploit a synthetic-lethal vulnerability in cancers by degrading RBM39, a splicing factor that regulates genes involved in DNA repair and stress response. The target emerged from Recursion’s platform, which found that degrading RBM39 mimics the loss of CDK12, while sparing CDK13-associated liabilities. REC-1245 was identified within 18 months after synthesizing only 204 compounds using Recursion’s design platform. Additional Phase 1 monotherapy data are expected in the second half of 2026, and preliminary dose expansion data in endometrial cancer are expected in the second half of 2027. Dose escalation will also continue in other solid tumors.

Early data from the Phase 1 dose-escalation portion of DAHLIA, our ongoing open-label Phase 1/2 study of REC-1245, show the following (data cutoff: August 21, 2026):
●Three partial responses per RECIST 1.1 criteria (2 confirmed, 1 unconfirmed) in heavily pretreated patients with endometrial cancer and hepatocellular carcinoma, all at doses of 45 mg once daily (QD) or higher, with a disease control rate of 91.7% at those doses (n=12).
●Recursion has selected 45 mg QD for expansion cohorts, including endometrial cancer, where limited second-line treatments are approved; at the 45 mg QD dose (n=10), no dose-limiting toxicities or treatment-related serious adverse events were observed, and treatment-related adverse events were predominantly Grade 1 or 2. Most frequent TRAEs were Grade 1 or Grade 2 fatigue and anemia (30% each).

Recursion Announces Sanofi Options Potential First-in-Class Immunology Development Candidate

On October 15, 2026, Recursion announced that Sanofi has optioned the first development candidate from the two companies’ multi-program research collaboration. The potential first-in-class oral small molecule was designed to achieve a differentiated profile against a challenging dual target implicated in inflammatory disease and was delivered by the combination of Recursion’s integrated AI-enabled drug design platform and small-molecule chemistry capabilities with Sanofi’s deep expertise in drug discovery and immunology.

The candidate has now been added to Sanofi’s development pipeline and is expected to enter phase 1 clinical trials in 2027, with Sanofi funding and leading further development and commercialization. The option triggered a $10 million milestone payment to Recursion, bringing total upfront and milestone payments under the collaboration to $144 million to date. Recursion remains eligible for more than $300 million in additional milestones under the program, with an average of low double-digit royalties on net product sales if approved. With the first development candidate optioned, the collaboration has now achieved six progress-based milestones across five programs.

Additional programs across the collaboration continue to advance. In 2027, other programs in the joint portfolio have the potential to reach development candidate and other progress-based milestones.
Other Portfolio Updates
Given the promising data in REC-4881 and REC-1245, Recursion plans to continue to focus resources on its high-impact partnerships and internal pipeline including REC-4881, REC-1245 (RBM39 - endometrial cancer and other solid tumors), REC-4539 ( LSD1 - solid tumors and hematology), REC-7735 (PI3Kα H1047R - solid tumors) and REC-102 (ENPP1 - Hypophosphatasia). Recursion intends to pursue partnership opportunities to advance REC-617 (CDK7) and REC-3565 (MALT1).

Financial Update
●Cash position: As of September 30, 2026, we had cash, cash equivalents, and restricted cash of approximately $561 million, which figure is preliminary, unaudited and is subject to completion of the Company’s quarter-end financial close procedures. We expect to receive total gross proceeds of approximately $200 million from our October 2026 underwritten offering.
●Cash runway: Recursion expects its cash, including the net proceeds from today’s concurrently announced offering, to meet the Company’s operational needs into 2029.

This press release is not an offer to sell, nor is it a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.
About Recursion
Recursion (NASDAQ: RXRX) a leading clinical-stage company pioneering AI-enabled drug discovery and development decoding biology to radically improve lives. Recursion is advancing a portfolio of differentiated investigational medicines across its wholly owned and partnered pipeline in oncology, rare disease, neuroscience, immunology, and other therapeutic areas with significant unmet need. Enabling its mission is the Recursion OS, an AI-native, end-to-end drug discovery and development platform integrating biology, chemistry, and clinical development into a unified intelligence system. Powered by proprietary multimodal data, purpose-built AI models, and bilingual teams fluent in both science and AI, the Recursion OS is designed to translate complex science into medicines that matter — faster, better, and at scale — for patients who are waiting.

Recursion's platform infrastructure is anchored in Salt Lake City, Utah and Milton Park, Oxfordshire, where its automated biology and chemistry laboratories generate proprietary data at industrial scale. Recursion also maintains offices in New York, Montréal, and London, three global hubs for talent and leadership at the intersection of AI and scientific innovation.

Media Contact
media@recursion.com
Investor Contact
investor@recursion.com
Forward-Looking Statements
This document contains information that includes or is based upon "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those regarding the follow-on offering, including the expected gross proceeds, the anticipated closing and the intended use of proceeds; the timing and outcome of anticipated engagement with the FDA, including the definition of a registrational path for REC-4881, the timing of initiation of a registrational trial of REC-4881 in FAP, and the timing of additional details regarding such trial; the timing and content of data presentations, including at the CGA-IGC Annual Meeting; the potential of REC-4881 to address both drivers of FAP polyp growth and the durability, safety and efficacy of REC-4881; the planned expansion of REC-1245 into indication-specific cohorts, including endometrial cancer, at the selected expansion dose and the timing of additional REC-1245 data; expectations and developments with respect to licenses and collaborations, including Sanofi's development plans for the optioned candidate, the timing of any Phase 1 study, and the amount and timing of potential milestone payments and royalties; the occurrence or realization of potential milestones; plans to pursue partnership opportunities for REC-617 and REC-3565; financial position, including preliminary estimates of cash, cash equivalents and restricted cash as of September 30, 2026, and cash runway, including the expected impact of the offering; prospective products and their potential future indications, differentiated profiles and market opportunities, including estimates of diagnosed patient populations; expectations relating to early and late stage discovery, preclinical, and clinical programs, including timelines for commencement of and enrollment in studies and data readouts; developments with Recursion OS, including the ability to discover and develop new medicines; and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as "plan," "will," "may," "could," "should," "expect," "anticipate," "intend," "believe," "estimate," "project," "designed to," "potential," "continue," and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; the fact that interim and preliminary clinical data, including data from a small number of patients in a single-arm study, may not be predictive of final results; our ability to leverage and enhance our drug discovery platform; the performance and limitations of our artificial intelligence and machine learning models and the data on which they are trained; our reliance on third parties, including collaborators, contract research organizations, and manufacturers; our ability to initiate clinical trials and enroll patients on expected timelines; the outcome of our discussions with the FDA, which may result in changes to the design or timing of, or delays in, our planned registrational trial of REC-4881; competition from other therapies and platforms; our ability to obtain financing for development activities and other corporate purposes; the satisfaction of customary closing conditions for the offering; the possibility that our preliminary estimate of cash, cash equivalents and restricted cash may change upon completion of our quarter-end financial close procedures; the success of our collaboration activities and our collaborators' discretion over option exercises, program advancement, and funding; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; our ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to our technology systems; our ability to attract, motivate, and retain key employees and manage our growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading "Risk Factors" in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this document and are based on management's current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.